Contact: Mark Wood                                                                                                                         Contact: Frances G. Rathke
VP Business Development, Keurig, Inc.                                                                                              CFO, Green Mountain Coffee Roasters
Tel: (781) 928-0150                                                                                                                          Tel: (802) 244-5621, ext. 1300

Green Mountain Coffee Roasters, Inc. To
Acquire Remaining 65% of Keurig, Incorporated

WATERBURY, VT (May 2, 2006) -- Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) and Keurig, Inc. of Wakefield, MA announced today that they have executed a definitive Agreement and Plan of Merger in which Green Mountain Coffee will acquire all the outstanding shares of Keurig, Inc. that the Company does not already own for total consideration of $104.3 million (the "Purchase Price"), subject to adjustment at closing. Keurig is a privately held company that markets premium single-cup coffee brewing systems for the office and the home. Green Mountain Coffee currently owns approximately 35% of Keurig on a fully diluted basis. After the merger, Keurig will remain headquartered in Wakefield, MA, and will be a wholly-owned subsidiary of Green Mountain Coffee.

Under the terms of the Agreement, Green Mountain Coffee will acquire all of the outstanding common shares, preferred shares, warrants and vested options of Keurig for $99.5 million in cash. Additionally, the Company will assume the currently outstanding unvested options with an aggregate value of $4.8 million to Keurig employees. The total aggregate purchase price being paid for the outstanding shares that Green Mountain Coffee does not already own in Keurig, representing approximately 65% of Keurig, implies a total value of approximately $160 million for 100% of Keurig. The transaction is subject to customary closing conditions, including expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and is expected to close on or about June 15, 2006.

Green Mountain Coffee intends to finance the cash portion of the Purchase Price through a new $125 million five-year senior revolving credit facility with Bank of America. This facility will be utilized to finance Green Mountain Coffee's transaction expenses, as well as to refinance the Company's existing outstanding indebtedness.

Green Mountain Coffee anticipates the acquisition will be modestly dilutive to its earnings per share for fiscal 2006, and accretive thereafter. Taking into account the acquisition, the Company is narrowing its earnings per share guidance for fiscal 2006 from $1.20 - $1.40 to $1.20 - $1.30 per share.

Green Mountain Coffee has enjoyed a long-standing relationship with Keurig and its management team having first invested in the business in 1996. Over this time, Green Mountain Coffee has watched Keurig grow into the leading premium single-cup brewing system in both the office and at home distribution channels. Keurig's financial highlights for its audited calendar year 2005 include an increase in net sales of 66% to $61.0 million.

Green Mountain Coffee currently represents greater than 60% of Keurig's total K-Cup® sales. Keurig's other North American K-Cup brand partners include Diedrich/Gloria Jeans, Timothy's, Van Houtte, Celestial Seasonings, Bigelow, Twinings and Tully's. Since one of Keurig's differentiating features is its brand diversity, offering over 100 varieties of K-Cups®, both Keurig and Green Mountain Coffee remain committed to Keurig's multi-brand strategy. In addition to being firmly established as the leader in office-based single-cup brewing choices, Keurig is quickly establishing leadership in at home sales. Keurig brewers are currently sold in over 5,000 retail locations including, Macy's; Filene's; Bloomingdale's; Dillard's; Marshall Fields; Target; Bed, Bath & Beyond; Linens 'n Things; and Bonton.

Robert P. Stiller, Chairman, President and Chief Executive Officer of Green Mountain Coffee, said, "As the first and leading roaster of K-Cups® for Keurig brewers, Green Mountain Coffee has enjoyed a long and successful partnership with Keurig. We've been selling our coffee in K-Cup® portion packs since 1998 and are convinced Keurig has the premier single-cup brewing system on the market. As such, Keurig is the perfect addition to the Green Mountain Coffee family, as we seek to expand our efforts to provide consumers with the ultimate coffee experience. The acquisition," Stiller continued, "is part of Green Mountain Coffee's strategy to grow its sales and earnings over the long term."

Stiller added, "We have great admiration for Keurig's President and CEO, Nick Lazaris, and the business he has created. Keurig is tapping into tremendous growth potential in both the office and at home markets, with their superior product and strong retail presence for brewers. We've signed a four-year employment contract with Nick, that takes effect upon the consummation of the merger, and are especially pleased that Nick and his team will continue to lead the Keurig business."

Stiller concluded, "Keurig, with its unique and patented system, is the established leader in an extremely attractive, high growth market that dovetails nicely with our existing business. In acquiring Keurig, we help to secure our place in the premium quality single brew market and the continuation of revenue growth for Green Mountain Coffee, further supplemented by royalties from the existing installed brewer base. We know Keurig's business and the management team because we have been involved from the very beginning, as both an investor and roaster. The synergies between the two companies are compelling as we look at brand building, geographic market penetration, and other room for growth of Keurig machines in our already established channels of distribution. In a business that is both promising and competitive, I am convinced that acquiring Keurig is a farsighted move that will enable Green Mountain Coffee to have greater control of its future and continue building impressive stockholder value. With our background and experience in the specialty coffee industry, and because we share Keurig's innovative and entrepreneurial approach, I believe we can create significant value for Keurig and its other roaster partners in fully maximizing its potential."

Nick Lazaris, President and CEO of Keurig, Inc. stated, "We at Keurig are very pleased with the prospect of becoming part of Green Mountain Coffee. Keurig is poised for growth based on our single-cup technology and success in penetrating both the office and at home segments with brewers and K-Cups®. At this stage in our company's development it is beneficial for us to join forces with a larger strategic partner that has additional resources to help fuel our future growth. Green Mountain not only has these additional resources, but also has a tremendous passion for the Keurig single-cup brewing system and the benefits it can offer gourmet coffee drinkers."

Lazard served as financial advisor and Gibson, Dunn & Crutcher LLP served as legal advisor to Green Mountain Coffee for this acquisition, with additional legal input on financing and other aspects of the transaction from the Company's corporate counsel, Ropes & Gray LLP. SG Americas Securities LLC served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to Keurig.

Green Mountain Coffee Roasters will be discussing this transaction and responding to questions on a live conference call and webcast to be held tomorrow Wednesday May 3rd. The call will take place at 12:00 noon (ET) and also will be available via live webcast on the Company's website at www.GreenMountainCoffee.com.

A telephone replay of this conference call will be available starting at 3:00 PM ET Wednesday May 3rd and for a period of time thereafter. A webcast replay will also be available, accessed via the Investor Services section of the Company's website.

Green Mountain Coffee Roasters, Inc. was recently ranked No.1 on Business Ethics Magazine's list of "100 Best Corporate Citizens." It is a leader in the specialty coffee industry offering over 100 coffee selections including estate, certified organic, Fair Trade Certified™ , signature blends, and flavored coffees that sell under the Green Mountain Coffee Roasters ® and Newman's Own® Organics brands. While the majority of the Company's revenue is derived from its multi-channel wholesale operations, it also manages a growing direct mail and e-commerce business (www.GreenMountainCoffee.com). Based on its performance and practices, Green Mountain Coffee Roasters has been recognized for the past six years as one of Forbes Magazine's "200 Best Small Companies," and for the past two years as one of the Society of Human Resource Management's "Best Medium Companies to Work for in America."

Keurig, Incorporated is a single-cup brewing pioneer in North America and first introduced its gourmet single-cup brewing systems to offices in 1998 and to home users in 2002. Keurig systems brew more than one million cups of gourmet coffee and tea every day in homes and offices across North America -- and over 1 billion since inception. Keurig's home brewing systems are sold on-line at www.Keurig.com and at premium retailers nationwide.

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, fluctuations in availability and cost of high-quality green coffee, the unknown impact of any price increases on net sales, competition, business conditions in the coffee industry and food industry in general, Keurig Inc.'s ability to continue to grow and build profits in the office and at home markets, the impact of the loss of one or more major customers for Green Mountain Coffee or reduction in the volume of purchases by one or more major customers, delays in the timing of adding new locations with existing customers, Green Mountain Coffee's level of success in continuing to attract new customers, the Company's success in efficiently expanding operations and capacity to meet growth, variances from sales mix and growth rate, weather and special or unusual events, as well as other risks as described more fully in the Company's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

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